UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): December 23, 2010

Total Nutraceutical Solutions, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Columbia Street Stevenson, Washington	98648
(Address of principal executive offices)	(Zip Code)

(509) 427-5132
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2010, Total Nutraceutical Solutions, Inc. (“TNS”) entered into a Distribution Agreement with Koch International, Ltd. of Seoul, South Korea.  Under the agreement, TNS grants to Koch International, the distributor, exclusive distribution rights for certain TNS nutraceutical products in Korea for one year, with automatic renewals for an additional two years if the distributor meets certain sales quotas to be agreed by the parties within six months of the signing of the agreement.  The distributor undertakes to purchase the TNS products at 10% over the manufacturing costs of the products with encapsulation, packaging and labeling costs added.  In addition, the distributor will pay a royalty of $1.00 per unit (with a unit being a one month supply of any product) for product sales of up to 1 million units and $1.25 for product sales over 1 million units.  The distributor agrees to maintain an inventory of the TNS products sufficient to reasonably meet demand.  The distributor shall be responsible for all marketing, promotion and advertising of the TNS products in Korea.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.1

Distribution Agreement between Total Nutraceutical Solutions, Inc. and Koch International, Ltd. dated December 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL NUTRACEUTICAL SOLUTIONS, INC. (Registrant)

Date: December 28, 2010	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO